                                                                    EXHIBIT 4(a)

                            GENOME THERAPEUTICS CORP.

                             1997 STOCK OPTION PLAN

1.   PURPOSE

    The purpose of the 1997 Stock Option Plan (the "Plan") is to advance the interests of Genome Therapeutics Corp. (the "Company") by enhancing the ability of the Company and its subsidiaries to attract and retain employees, consultants or advisers who are in a position to make significant contributions to the success of the Company; to reward such individuals for their contributions; and to encourage such individuals to take into account the long-term interests on the Company through interests in shares of the Company's common stock ("Stock"). Any employee, consultant or adviser designated to participate in the Plan is referred to as a "participant." The proceeds received from the sale of stock pursuant to the Plan shall be used for general corporate purposes.

    Options granted pursuant to the Plan may be incentive stock options as defined in Section 422 of the Code (any option that is intended so to qualify as an incentive stock option being referred to herein as an "incentive option"), or options that are not incentive options, or both. Except as otherwise expressly provided with respect to an option grant, no option granted pursuant to the Plan shall be an incentive option.

2.   ADMINISTRATION

    The Plan shall be administered by a Stock Option Committee appointed by, or in a manner authorized by, the Board of Directors (the "Board") of the Company or such other committee of the Board as the Board shall from time to time appoint or authorize to administer the Plan (the Stock Option Committee or such other committee being hereinafter referred to as the "Committee"). The Committee shall have authority, not inconsistent with the express provisions for the Plan,
(a) to grant awards consisting of options or stock appreciation rights ("SARs"), or both, to such participants as the Committee may select; (b) to determine the time or times when awards shall be granted and the number of shares of Stock subject to each award; (c) to determine which options are, and which options are not, incentive options; (d) to determine the terms and conditions of each award;
(e) to prescribe the form or forms of any instruments evidencing awards and any other instruments required under the Plan and to change such forms from time to time; (f) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (g) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Committee shall be conclusive and shall bind all parties. Subject to Section 8, the Committee shall also have the authority, both generally and in particular instances, to waive compliance by a participant with any obligation to be performed by him under an award, to waive any condition or provision of an award, and to amend or cancel any award (and if an award is canceled, to grant a new award on such terms as the Committee shall specify), except that the Committee may not take any action with respect to an outstanding award that would adversely affect the rights of the participant under such award without such participant's consent. Nothing in the preceding sentence shall be construed as limiting the power of the Board to make adjustments required by Section 4(c) and Section 6(j).

    The Committee shall consist of two or more members of the Board who are, at the time of their appointment and any time they exercise discretion in administering the Plan, "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and "outside directors" within the meaning of Section 162(m) of the Code. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

3.   EFFECTIVE DATE AND TERM OF PLAN

    The Plan shall become effective on the date on which it is approved by the shareholders of the Company. Grants of awards under the Plan may be made prior to that date (but after Board adoption of the Plan), subject to approval of the Plan by such shareholders.

    No awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but awards previously granted may extend beyond that date.

4.   SHARES SUBJECT TO THE PLAN

    a. Number of Shares. Subject to adjustment as provided in Section 4(c), the aggregate number of shares of Stock that may be delivered upon the exercise of awards granted under the Plan shall be _______________. If any award granted under the Plan terminates without having been exercised in full, or upon exercise is satisfied other than by delivery of Stock, the number of shares of Stock as to which such award was not exercised shall be available for future grants within the limits set forth in this Section 4(a).

    b. Maximum Shares. Subject to Section 4(d), the maximum number of shares of Stock with respect to which an award may be granted to any participant during any single fiscal year is ______________. For purposes of this paragraph, except as otherwise provided in regulations or other guidance issued under Section 162(m) of the Code, any repricing of an option or Stock Appreciation Right shall be treated as an additional grant.

    c. Shares to be Delivered. Shares delivered under the Plan will be common stock of the Company and shall be authorized but unissued Stock, or, if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in its treasury. No fractional shares of Stock will be delivered under the Plan.

    d. Changes in Stock. In the event of a stock dividend or other distribution to common stock holders other than a normal cash dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, the number and kind of shares of stock or securities of the Company subject to awards then outstanding or subsequently granted under the Plan, the exercise price of such awards, the maximum number of shares or securities that may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

    The Board or Committee may also adjust the number of shares subject to outstanding awards, the exercise price of outstanding awards and the terms of outstanding awards, to take into consideration material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers (except those described in Section 6(j)), acquisitions or dispositions of stock or property or any other event if it is determined by the Board or Committee in its sole discretion that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an incentive option, without the consent of the participant, if it would constitute a modification, extension or renewal of the option within the meaning of section 424(h) of the Code.

5.   ELIGIBILITY FOR AWARDS

    Those eligible to receive awards under the Plan ("Participants") will be employees of the Company or any of its subsidiaries ("Employees") and other persons or entities (including without limitation non-Employee directors of the Company or a subsidiary of the Company) who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company and its subsidiaries. Incentive options shall be granted only to "employees" as defined in the provisions of the Code or regulations thereunder applicable to incentive stock options.

    A subsidiary for purposes of the Plan shall be a corporation (i) in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock or (ii) over which the Company has effective operating control; provided, however, that no corporation shall be deemed a subsidiary for the purpose of any provisions applicable to incentive options, and no incentive options shall be granted to employees of such corporation, unless in each case such corporation shall constitute a subsidiary as defined in clause (i) above.

6.   TERMS AND CONDITIONS OF OPTIONS AND SARs

    a. Exercise Price of Options. The exercise price of each option shall be determined by the Committee but in the case of an incentive option shall not be less than 100% (110%, in the case of an incentive option granted to a ten-percent shareholder) of the fair market value of the Stock at the time the option is granted; nor shall the exercise price be less, in the case of an original issue of authorized stock, than par value. For this purpose, "fair market value" in the case of incentive options shall have the same meaning as it does in the provisions of the Code and the regulations thereunder applicable to incentive options; and "ten-percent shareholder" shall mean any participant who at the time of grant owns directly, or by reason of the attribution rules set forth in section 424(d) of the Code is deemed to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its parent or subsidiary corporations.

    b. Duration of Options. An option shall be exercisable during such period or periods as the Committee may specify. The latest date on which an option may be exercised (the "Final Exercise Date") shall be the date which is ten years (five years, in the case of an incentive option granted to a "ten-percent shareholder" as defined in (a) above) from the date the option was granted or such earlier date as may be specified by the Committee at the time the option is granted.

    c. Exercise of Options.

       i. An option shall become exercisable at such time or times and upon such conditions as the Committee shall specify. In the case of an option not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the option may be exercised.

       ii. Any exercise of an option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (A) such documents as may be required by the Committee and (B) payment in full as specified below in Section 6(d) for the number of shares for which the option is exercised.

       iii. In the case of an option that is not an incentive option, the Committee shall have the right to require that the participant exercising the option remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or make any other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any Stock pursuant to the exercise of the option. If permitted by the Committee, either at the time of the grant of the option or the time of exercise, the participant may elect, at such time and in such manner as the Committee may prescribe, to satisfy such withholding obligation by (A) delivering to the Company Stock owned by such individual having a fair market value equal to such withholding obligation, or (B) requesting that the Company withhold from the shares of Stock to be delivered upon the exercise a number of shares of Stock having a fair market value equal to such withholding obligation.

       In the case of an incentive option, if at the time the option is exercised the Committee determines that under applicable law and regulations the Company could be liable for the withholding of any federal or state tax with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the participant exercising the option agree (A) to inform the Company promptly of any disposition (within the meaning of section 424(c) of the Code and the regulations thereunder) of Stock received upon exercise, and (B) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

       iv. If an option is exercised by the executor or administrator of a deceased participant, or by the person or persons to whom the option has been transferred by the participant's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

    d. Payment for and Delivery of Stock. Stock purchased upon exercise of an option under the Plan shall be paid for as follows: (i) in cash or by certified check or cashier's check, bank draft or money order payable to the order of the Company or (ii) if so permitted by the Committee (which, in the case of an incentive option, shall specify such method of payment at the time of grant),
(A) through the delivery of shares of Stock (duly owned by the participant and for which the participant has good title, free and clear of any liens and encumbrances) having a fair market value on the last business day preceding the date of exercise equal to the purchase price or (B) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or (C) by any combination of the permissible forms of payment.

    e. Stock Appreciation Rights. The Committee in its discretion may grant SARs either in tandem with or independent of options awarded under the Plan. Except as hereinafter provided, each SAR will entitle the participant to receive upon exercise, with respect to each share of Stock to which the SAR relates, the excess of (i) the share's value on the date of exercise, over (ii) the share's fair market value on the date it was granted. For purposes of clause (i), "value" shall mean fair market value; provided, that the Committee may adjust such value to take into account dividends on the Stock and may also grant SARs that provide, in such limited circumstances following a change in control of the Company (as determined by the Committee) as the Committee may specify, that "value" for purposes of clause (i) is to be determined by reference to an average value for the Stock during a period immediately preceding the change in control, all as determined by the Committee. The amount payable to a participant upon exercise of an SAR shall be paid either in cash or in shares of Stock, as the Committee determines. Each SAR shall be exercisable during such period or periods and on such terms as the Committee may specify. No SAR shall be exercisable after the date which is ten years from the date of grant.

    f. Delivery of Stock. A participant shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by him under the Plan.

    The Company shall not be obligated to deliver any shares of Stock (i) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (ii) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (iii) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the award, such representation or agreements as counsel of the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

    g. Nontransferability of Awards. Except as the Board may otherwise determine in connection with the gifts, no award may be transferred other than by will or by the laws of descent and distribution, and during a participant's lifetime, an award may be exercised only by him (or in the event of the participant's incapacity, the person or persons legally appointed to act on the participant's behalf).

    h. Death. If a participant dies, each award held by the participant immediately prior to death may be exercised, to the extent it was exercisable immediately prior to death, by his executor or administrator, or by the person or persons to whom the award is transferred by will or the applicable laws of descent and distribution, at any time within the three-year period ending with the third anniversary of the participant's death (or such shorter or longer period as the Board or Committee may determine) but in no event beyond the Final Exercise Date. All awards held by a participant immediately prior to death that are not then exercisable shall terminate on the date of death.

    i. Other Termination of Service. If an employee's employment with the Company and its subsidiaries terminates for any reason other than death, all awards held by the employee that are not then exercisable on the date employment terminates shall continue to be exercisable for a period of three months (or such longer period as the Committee may determine, but in no event beyond the Final Exercise Date) unless the employee was discharged for cause which in the opinion of the Committee casts such discredit on him as to justify termination of his awards. After completion of that three-month period (or such shorter or longer period as the Board or Committee may determine) such awards shall terminate to the extent not previously exercised, expired or terminated. For purposes of this Section 6(i), employment shall not be considered terminated (i) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as the employee's right to reemployment is guaranteed either by statute or by contract, or (ii) in the case of a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an award in a transaction to which section 424(a) of the Code applies.

    In the case of a participant who is not an employee, provisions relating to the exercisability of awards following termination of service shall be specified in the award. If not so specified, all awards held by such participant that are not then exercisable shall terminate upon termination of service.

    j. Mergers, etc. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets, all outstanding awards shall thereupon terminate, provided that at least 20 days prior to the effective date of any such merger, consolidation or sale of assets, the Board or Committee shall either (i) make all outstanding awards exercisable immediately prior to consummation of such merger, consolidation or sale of assets or (ii) if there is a surviving or acquiring corporation, arrange, subject to consummation of the merger, consolidation or sale of assets, to have that corporation or an affiliate of that corporation grant to participants replacement awards which in the case of incentive awards satisfy, in the determination of the Board or Committee, the requirement of section 424(a) of the Code.

    The Board or Committee may grant awards under the Plan in substitution for awards held by employees, consultants or advisers of another corporation who concurrently becomes employees, consultants or advisers of the Company or a subsidiary of the Company as a result of a merger or consolidation of that corporation with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company or a subsidiary of the Company of property or stock of that corporation. The Company may direct that substitute awards be granted on such terms and conditions as the Board or Committee considers appropriate in the circumstances.

7.   EMPLOYMENT RIGHTS

    Neither the adoption of the Plan nor the grant of awards shall confer upon any participant any right to continue as an employee of, or consultant or adviser to, the Company or any parent or subsidiary or affect in any way the right of the Company or parent or subsidiary to terminate such participant at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in awards granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a participant even if the termination is in violation of an obligation of the Company to the participant by contract or otherwise.

8.   EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

    Neither adoption of the Plan nor the grant of awards to a participant shall affect the Company's right to make awards to such participant that are not subject to the Plan, to issue to such participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued.

    The Committee may at any time discontinue granting awards under the Plan. With the consent of the participant, the Committee may at any time cancel an existing award in whole or in part and grant another award for such number of shares as the Committee specified. The Board may at any time or times amend the Plan or any outstanding award for the purpose of satisfying the requirements of section 422 of the Code or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment shall, without the approval of the stockholders of the Company effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify under Rule 16b-3 under the Securities Exchange Act of 1934 or section 422 of the Code, and no such amendment shall adversely affect the rights of any participant (without his consent) under any award previously granted.